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                                                                    Exhibit 10.7


                                 BUSINESS LEASE


         THIS BUSINESS LEASE, made as of March 1, 1991,

       Between SIRDAN RESEARCH LIMITED, INC., a Canadian corporation (hereinafter called the "Lessor"), and FARO MEDICAL TECHNOLOGIES (U.S.), INC., a Delaware corporation (hereinafter called the "Lessee"),

                                   WITNESSETH

1. Premises and Use. Lessor hereby leases to Lessee and the Lessee does hereby hire and take as tenant under said Lessor the land and improvements located in Seminole County, Florida described as follows:

       Lot 15, Technology Park at Lake Mary, Plat Book 37, Pages 61 and 62 of the Public Records of Seminole County, Florida, with a street address of 125 Technology Park, Lake Mary, Florida 32746 (the "Premises"), consisting of land and a building having approximately 16,800 square feet of air-conditioned space, to be used and occupied by the Lessee for a medical equipment research and development facility, with offices, equipment assembly and warehouse space related thereto, and for no other purposes without Lessor's prior written consent.

       This lease supersedes and replaces all prior leases and other agreements between the Lessor and Lessee with respect to the use of the Premises.

2. Term. The initial term of this lease shall be five (5) years, commencing on March 1, 1991 and terminating on the last day of February, 1996. "Lease year" as used herein shall mean the period from March 1 to the last day of February during the initial or any additional term of this lease. The "initial lease year" or "base lease year" as used in this Lease means the period from March 1, 1991 to February 29, 1992.

3. Renewal Options. Provided Lessee is not in default under the terms of this Lease beyond any curative period, Lessee has the option to renew this Lease for three (3) successive periods of five (5) years each on the same terms and conditions contained herein, except for the respective increases in the Base Rental and other expenses described in Paragraph 4 and 6 below. In order to exercise any renewal option, the Lessee must furnish the Lessor with prior written notice of its intent to exercise the renewal option, which notice shall be delivered at least one hundred-eighty (180) days prior to the end of the initial term hereof or any additional term. Upon the termination of this Lease, any and all remaining and unexercised options to extend the term of this Lease shall also cease and be terminated.

4. Rent. During the initial term of this Lease, Lessee hereby covenants and agrees to pay Lessor as Base Rent for the Premises the sum of $138,600.00 per Lease year payable in equal monthly installments of $11,550.00, plus applicable sales or use tax, which Base Rent shall be due in advance on the first of each month, without demand, at the offices of Lessor in the city of Lake Mary, Florida, or at such other place and to such other person as Lessor may from time to time designate in writing. Base Rent is adjustable as set forth hereafter and in Paragraph 6 of this Lease.

       In the event of a renewal of this Lease pursuant to Paragraph 3 above, the base yearly rent shall be adjusted by any change in the index known as the "United States Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers (all items), United States City Average (1982 equals 100)" (hereinafter referred to as the "Index"). The Base Rent adjustment for changes in the Index shall be accomplished by multiply the Base Rent last prevailing under this Lease by a fraction, the numerator of which shall be the Index for the second month preceding the last month of the then current Lease Year. The denominator of the fraction shall be the Index for the last month prior to the last rental adjustment. There shall be no adjustment in rent if the foregoing calculation results in a lower rental payment, it being the intent that rent will adjust upward, but not downward.


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       After making the foregoing calculation, if Base Rent is to be adjusted, the adjusted rental amount shall become due with the first payment of Base Rent due on the first month of the new term, and shall apply for the remainder of that term.

       If the Consumer Price Index, as now constituted, compiled and published, shall cease to be compiled and published during the term hereof, and all extensions thereof, then the parties shall utilize a comparable index.

       All rent, additional rent and other sums due to be paid under this Lease are in United States Dollars. All sums due to be paid by the Lessee to Lessor under this Lease are deemed to be "rent", whether or not such sums are called "rent" in this Lease.

5. Additional property included in lease. This lease also includes the rental of the furniture systems and telephone systems in the Premises which have been installed by the Lessor. Lessee agrees to pay to Lessor, as additional rent for the use of such personal property, the sum of $2,200 per month, plus applicable sales or use tax, which shall be due in advance on the first of each month, without demand, at the place of payment of Base Rent. Except as set forth hereafter, this amount shall not be subject to adjustment, but shall remain constant through the Initial Term and all additional terms of this Lease.

       Notwithstanding the foregoing, in the event that Lessor upgrades or enlarges the furniture system, or the telephone system, the rental for this personal property shall be adjusted upward at the rate of $22.00 per $1,000.00 value of the upgrade or enlargement. Rental adjustments according to this formula will begin at the point that Lessor has expended $100,000.00 on the total cost of such systems. The rent adjustment will begin effective as of the next rental payment due after the Lessor has completed the upgrade or enlargement.

6. Modified Gross Lease; Base Rent Adjustment. This Lease is a "modified gross lease", i.e., base annual rent includes ad valorem taxes and the casualty and other insurance premiums on the Premises for the Initial Lease Year, and expenses for operation of the Premises (calculated at $1.40 per square foot) . The Base Rent f or the Premises will be adjusted annually for increases in the cost of ad valorem taxes, casualty and other insurance premiums, and expenses for operation of the Premises as follows:

       (a) For purposes of establishing the base rates f or taxes and insurance premiums, the parties will use the 1991 ad valorem tax bill (to be issued in November, 1991) and the 1991 premium invoices for insurance premiums. On March 1, 1992 and March 1 of each lease year thereafter, annual Base Rent will be increased by the amount of the increase in ad valorem taxes and insurance premiums from the prior lease year.

       (b) On March 1, 1992 and March 1 of each lease year thereafter, annual Base Rent will also be increased by the amount of the increase in the cost of expenses for operation of the Premises above the initial expense stop of $1.40 per square foot.

7. Utilities. The Lessee agrees that it will pay all charges for utility service to the Premises, including electricity, gas (if any) , water, sanitary sewer, and telephone service.

8.     Maintenance and Repairs.

       (a) Lessor shall be responsible for the following maintenance and repairs of the Premises:

              (i) Lessor shall make all structural repairs to any part of the buildings located on the Premises, including the roofs, floorst building walls, underground electric and plumbing (including from the boundary line of the Premises to the buildings thereon) and HVAC systems.

              (ii) Lessor shall be responsible for the repair and replacement of furniture and telephone systems described in Paragraph 5 above, subject to rental increases as set forth therein.

              (iii) Lessor shall be responsible for painting the interior and exterior of all improvements to keep


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the Premises in a "first class" condition, replacement of carpeting and other floor coverings and replacement of defective mechanical, plumbing and HVAC equipment.

              (iv) Lessor's obligations for maintenance and repairs shall not extend to any condition which has been created by the negligence or intentional act of Lessee or Lessee's employees, agents, customers or invitees.

              Lessee agrees to give Lessor written notice of all repairs which it believes Lessor is required to make to the Premises in accordance with the Lease from time to time. Such repairs shall be reasonably required in the opinion of Lessor and Lessee. If they are unable to agree as to the necessity of any such repairs, they shall jointly select an independent contractor who shall render its opinion regarding such repair, which opinion shall be binding on both parties. Lessor reserves the right to hire and supervise any and all contractors who are making any repairs which are to be paid for by Lessor.

       (b) Lessee shall be responsible for the following maintenance and repairs of the Premises:

              (i) Lessee shall provide for janitorial service, landscape, parking lot and driveway maintenance, and maintenance of any fences and signs.

              (ii) Lessee shall provide for routine maintenance and upkeep of all interior improvements, including but not limited to lighting facilities and windows, doors, and plate glass.

              (iii) Lessee shall be responsible for the costs associated with repair of any condition created by the negligence or intentional act of Lessee or Lessee's employees, agents, customers or invitees.

              (iv) All other expenses for ownership, operation and use of the Premises not otherwise allocatedto the Lessor in this Lease shall be the responsibility of Lessee.

       If Lessee fails to perform its maintenance and repair obligations under this Lease, Lessor may at its option (but shall not be. required to) enter upon the premises prior written to Lessee (except in the case of an emergency, in which no notice shall be required) perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the costs thereof, together with interest at the maximum rate then allowed by law, shall be due and payable as additional rent to Lessor together with Lessee's next rental installment.

9. Insurance. Lessor shall obtain property insurance to insure the Premises against loss by f ire and other casualty. Lessee shall obtain its own insurance to insure its personal property against loss by fire or other casualty.

       Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of combined single limit, bodily injury and property damage insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than One Million Dollars ($1,000,000.00) per occurrence. Lessee shall deliver to Lessor copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor. Lessee shall not do or permit to be done anything which would invalidate the insurance policies referred to in this Paragraph 9.

       To the extent that the proceeds of insurance compensate the Lessee and Lessor for their respective losses, Lessee and Lessor hereby release and relieve the other and waive their right of recovery against the other for loss or damage arising out of or incident to the perils insured against under this Paragraph, which perils occur in, on or about the Premises whether or not due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessor and Lessee shall, upon obtaining the policies of


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insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Lessor and Lessee shall use their best efforts to obtain such subrogation provisions in their policies.

10. Casualty; Condemnation. In the event the Premises shall be destroyed or damaged by fire or other casualty during any term of this Lease, whereby the same shall be rendered untenantable, then the Lessor shall have the right to render said Premises tenantable by repairs within ninety (90) days from the date of the damage or destruction. During the period of repair and reconstruction, rent will be equatable abated based upon the square footage of space remaining untenantable. If the Premises are not rendered tenantable within said time, or if a major portion of the Premises has be ' en destroyed so that it can not be rendered tenantable within said time, either party shall have the right to cancel this Lease, in which event rent shall be paid to the date of cancellation.

       If the whole or any portion of the Premises is condemned for any public use or purpose by any legally constituted authority with the result that the same are no longer reasonably suitable for Lessee's continued use thereof for the purposes set forth in Paragraph 1 hereof, then Lessee shall have the option of canceling this Lease, and rent shall be accounted f or between Lessor and Lessee as of the date of taking. In the event that any such condemnation does not render the Premises unsuitable for Lessee's continued use, this Lease shall not be affected thereby, except that rent shall be abated for the loss of rentable space taken by condemnation in the proportion that the space taken bears to 16,800 square feet. In the event of any condemnation, Lessor shall be entitled to all compensation to be paid by the condemning authority, except that Lessee may pursue any claim Lessee may have against the condemning authority for business interruption, loss of profits, or moving expenses.

11. Indemnification. Lessee shall indemnify and hold Lessor harmless from and against any and all claims arising from Lessee's use of the Premises and from the conduct of Lessee's business or from any activity, work or things done, permitted, or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold Lessor harmless form and against any and all claims arising from the breach or default in the performance of any obligations on Lessee's part to be performed under the terms of this Lease or arising from any negligence of the Lessee or any of Lessee's agents, contractors or employees and from and against all costs, attorney fees, expenses and liabilities incurred in the defense of any such claim, action or proceeding brought thereon. In case any action or proceeding is brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause. Lessee hereby waives all claims in respect therefor against Lessor, except for those arising out of the negligence or intentional acts of the Lessor.

       Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss or income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any other person in or about the Premises nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results form fire, steam, electricity, gas, water, rain or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or from any other cause, unless such damage or injury was the result of the Lessor's default under this Lease.

12. Assignment, Sub-Lettinq and Alterations. The Lessee shall not assign this Lease nor sub-let the Premises or any part thereof without the Lessor's prior written consent. Lessee shall not change the use of the Premises or any part thereof, nor permit the same or any part thereof, to be used for any other purpose other than as set forth in Paragraph 1 above without the Lessor's prior written consent. The Lessee shall not make any alterations or additions to the Premises, without the Lessor's prior written consent. All additions, fixtures, or improvements which may be made by Lessee, except movable office furniture owned by the Lessee, shall become the property of the Lessor and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease.

13. Personal Property. All personal property placed on or moved into the Premises shall be at the risk of the Lessee or owner thereof, and Lessor shall not be liable for any damage to said personal property, or to the Lessee arising from the fire, casualty or any other cause. Lessor's obligation to provide certain insurance coverage set forth in this Lease does not apply to Lessee's personal property. Lessee agrees that it is responsible for its own insurance coverage of its personal property.

14. Compliance With Laws. Lessee, in its use of the Premises, shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and local Governments applicable to the Premises; and shall also promptly comply with and execute all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires.

15. Rules and Regulations. Lessee agrees to observe any rules and regulations adopted from time to time by the Lessor, the owner of Technology Park, or Technology Park at Lake Mary Owner's Association, Inc. for use of the Premises and any failure on the part of the Lessee to comply with said rules and regulations shall be a default hereunder.

16. Attorneys' Fees. In connection with any litigation, other proceeding or any other effort, (including bankruptcy or creditors' reorganization proceedings, probate and estate administrative proceedings, and including appeals from the ruling of lower forums), to enforce or interpret this Lease, the prevailing party shall recover its attorneys' fees, legal assistants' fees and costs and expenses of litigation in addition to any other relief.

17. Landlord's Lien. The Lessee hereby pledges and assigns to the Lessor all the furniture, fixtures, goods and chattels of the Lessee, which shall or may be brought or put on the Premises as security for the payment of all rent herein reserved, and the Lessee agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of the Lessor, and does hereby agree to pay attorney's fees, together with all costs and charges therefore incurred or paid by the Lessor.

18. Right of Entry. The Lessor, or any of its agents, shall have the right to enter the Premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or to exhibit said Premises, and to put on or keep upon the door or windows thereof a notice "FOR RENT" at any time within thirty (30) days before the expiration of this Lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this Lease, or the terms and regulations pertaining to the Premises. Lessor will keep a key to the Premises and Lessee shall not change the locks on the Premises without the Lessor's prior written approval.

19. As-Is Condition. Lessee hereby acknowledges that all of Lessors obligations to finish the construction of the Premises have been completed and accepts the Premises in the condition they are in at the beginning of this Lease and agrees to maintain said Premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this Lease and except for any maintenance obligations of the Lessor hereunder.

20. Successors and Assigns. This Lease shall bind the Lessor and its assigns or successors, and the heirs, successors and assigns, as the case may be, of the Lessee. Lessor may assign this lease to any purchaser of the Premises, and upon such assignment shall be relieved of all obligations hereunder.

21. Time of the essence. Time is of the essence of this Lease and all terms and conditions contained herein.

22. Notices. Written notice delivered to the Premises hereunder shall constitute sufficient notice to the Lessee and written notice mailed or delivered to the office of the Lessor where rent is paid shall constitute sufficient notice to the Lessor. Notices shall be given (a) by personal delivery, or (b) by certified U.S. mail, return receipt requested, or (c) by a nationally recognized courier service, such as Federal Express or UPS, or (d) by telecopy transmission.

23. Construction Liens. Any charges against the Lessee by the Lessor for services or for work done on the Premises by order of the Lessee or otherwise accruing under this Lease shall be considered as rent due and shall be included in any lien for rent due and unpaid. The interest of the Lessor in the Premise shall not be subject to liens for improvements made to the Premises by the Lessee or at Lessee's direction.

24. Signs. Any signs identifying the Lessee or for other advertising purposes shall be first submitted to the Lessor for approval before installation of same.

25. Quite Enjoyment, Title Exceptions. Upon payment of the rent herein reserved and upon the performance of all the terms of this Lease, Lessee shall have peaceable and quiet enjoyment and possession of the Premises without ejection, hindrance, or molestation by Lessor or any person or persons lawfully claiming under the Lessor.

       This lease is subject and subordinate to the Mortgage and Security Agreement in favor of Barnett Bank of Central Florida, N.A. recorded in O.R. Book 2208, Page 1742, Public Records of Seminole County, Florida, The Technology Park at Lake Mary Declaration of Covenants and Restrictions recorded at O.R. Book 1986, page 1410, Public Records of Seminole County, Florida, Easements and other restrictions contained on the Plat of Technology Park, and Utility/Access Easement recorded in O.R. Book 1385, Page 845, Public Records of Seminole County, Florida.

       Upon the request of the Lessee, the Lessor will attempt to obtain from Barnett Bank a non-disturbance and attornment agreement in which the bank will agree not to disturb the possession of the Lessee in the event of a foreclosure of the bank's mortgage. In the event of any transfer of the Premises to any mortgage lender on the Premises, the Lessee agrees to attorn to such transferee and will recognize the transferee as the lessor under this Lease, provided that such transferee agrees not to disturb the possession of the Lessee.

26.    Default. The following events shall be a default of the Lessee hereunder:

       (a) failure to pay any Base Rent or additional rent due under this Lease within ten (10) days after it is due, without notice of default;

       (b) failure to perform any other covenant, term or provision of this Lease for more than fifteen (15) days after written notice of such default shall have been delivered to Lessee;

       (c) if Lessee shall become bankrupt or insolvent or file any debtor proceedings; or if any




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proceeding is commenced by or against Lessee in any court under a bankruptcy act or for the appointment of a trustee or receiver for all or a part of Lessee's property; or if Lessee shall make an assignment for the benefit of creditors or petitions, or enters into an arrangement for reorganization of its debts;

       (d) if Lessee shall allow this Lease to be taken under a Writ of Execution, or shall abandon or vacate the Premises (abandonment shall be presumed if the Lessee is absent from the Premises for more than thirty (30) days while also being in default for failure to pay rent hereunder).

27. Remedies. Upon the event of default, Lessor shall have the following remedies:

       (a) terminate Lessee's right to possession under this Lease and reenter and take possession of the Premises and relet or attempt to relet the Premises on behalf of Lessee, at such rent and under such terms and conditions as Landlord may, in the exercise of Landlord's sole discretion, deem best under the circumstances for the purpose of reducing Lessee's liability; and Lessor shall not be deemed to have thereby accepted a surrender of the Premises, and Lessee shall remain liable for all rents and additional rents due under this Lease and for all damages suffered by Lessor because of Lessee's breach of any of the covenants of this Lease. At any time during such repossession or reletting, Landlord may by delivering written notice to Lessee, elect to exercise its options under the following subparagraphs to accept a surrender of the Premises, terminate and cancel this Lease, and retake possession and occupancy of the Premises on behalf of Lessor. Nothing contained in this subparagraph shall be construed as imposing any enforceable duty upon Lessor to relet the Premises or otherwise mitigate or minimize Lessor's damages by virtue of Lessee's default.

       (b) Declare this Lease to be terminated, and reenter upon and take possession of the Premises without notice to Lessee, whereupon the term hereby granted and all right, title and interest of Lessee in the Premises shall terminate. Such termination shall be without prejudice to Lessor's right to collect from Lessee any rent or additional rent which has accrued prior to such termination, together with all damages suffered by Lessor because of Lessee's breach of any covenant contained in this Lease.

       (c) Declare the entire remaining unpaid rent for the initial term or renewal term then in effect to be immediately due and payable, and, at Lessor's option, take immediate action to recover and collect the same by any available procedure.

       (d) Pursue any and all remedies permitted by the laws of the State of Florida.

       (e) Lessee hereby expressly waives any and all notices or demands of delivery of possession required by law or otherwise.

28. Waiver. The rights of the Lessor under this Lease shall be cumulative, and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

29. Radon Gas Notification In accordance with the requirement of Florida Statute Section 404.056 the following notice is hereby given: Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Center.

30. Surrender Upon Termination. Upon the termination of this Lease, whether by its terms or otherwise, the Lessee shall surrender the Premises to the Lessor in broom clean condition. In the event of any holding over without the consent of the Lessor or other refusal of the Lessee to return possession of the Premises to the Lessor, rent shall continue to be payable to the Lessor, however rent shall be two times the amount stated herein.

       In Witness Whereof, the parties have executed this instrument for the purposes herein expressed, the day and year above written.


Signed, Sealed and Delivered               SIRDAN RESEARCH LIMITED, INC.
in the presence of:
(Two are required to each party)

/s/                                        By: /s/ Simon Raab
------------------------------------           -------------------------------
------------------                             Simon Raab, President
/s/
------------------------------------
As to Lessor
                                                              "LESSOR"


                                           FARO MEDICAL TECHNOLOGIES
                                           (U.S.) INC.


/s/                                        By: /s/   Gregory A. Fraser
------------------------------------           -------------------------------
------------------                              Gregory A. Fraser, President
/s/
------------------------------------
As to Lessee

                              ASSIGNMENT OF LEASE
                     (Faro Medical Technologies (US) Inc.)

        THIS ASSIGNMENT OF LEASE is between SIRDAN RESEARCH LIMITED, INC., a Canadian corporation as Assignor and XENON RESEARCH, INC., a Florida corporation as Assignee. It witnesses the following:

        Assignor is the Landlord under that certain Lease dated March 1, 1991 between Assignor and FARO MEDICAL TECHNOLOGIES (US), INC., a Delaware corporation as Tenant (the "Lease") pursuant to which Assignor leased to Tenant the real property described as:

        Lot 15, Technology Park at Lake Mary, Plat Book 37, Pages 61 and 62, Public Records of Seminole County, Florida

        Assignor this date has sold all of its right, title and interest in the Lease to Assignee.

        NOW THEREFORE, Assignor, for and in consideration of TEN AND NO/100 ($10.00) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant, bargain, sell, assign, transfer and deliver to the Assignee all of its right, title and interest in and to the Lease, including all right, title and interest in all security deposits made by the Tenant under the Lease.

        TO HAVE AND TO HOLD the same unto the Assignee forever.

        By execution of this Assignment, Assignee hereby accepts the foregoing assignment and transfer and agrees to faithfully perform all covenants, stipulations, agreements and obligation under the Lease accruing on or after the date of this Assignment.

        IN WITNESS WHEREOF, Assignor and Assignee have signed and sealed these presents the day and year first written above.

Signed, sealed and delivered
in the presence of:


                                               SIRDAN RESEARCH LIMITED,
                                                 INC., a Canadian corporation

                                               By: /s/  Simon Raab
--------------------------------                  -----------------------------
                                                    Its President

--------------------------------               Dated:  October 25, 1991
 As to Assignor

                                               XENON RESEARCH INC., a Florida
                                                 corporation

                                               By: /s/  Simon Raab
--------------------------------                  -----------------------------
                                                    Its President

--------------------------------               Dated:  October 25, 1991
 As to Assignor